Exhibit 1

JOINT FILING AGREEMENT

The persons below hereby agree that the Schedule 13D to which this agreement is attached as an exhibit, as well as all future amendments to such Schedule 13D, shall be filed jointly on behalf of each of them. This agreement is intended to satisfy the requirements of Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934.

Dated: July 10, 2020

HEALTHCAP VII L.P.
By its general partner HealthCap VII GP SA

By:	/s/ Dag Richter
Name: Dag Richter
Title: Director

By:	/s/ Fabrice Bernhard
Name: Fabrice Bernhard
Title: General Manager

HEALTHCAP VII GP SA

By:	/s/ Dag Richter
Name: Dag Richter
Title: Director

By:	/s/ Fabrice Bernhard
Name: Fabrice Bernhard
Title: General Manager